EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference, in this Registration Statement of American Banknote Corporation on Form S-3, of our report dated 14 August 1996 on the special purpose financial statements of Leigh Mardon Security Division (the "Economic Entity") as defined in Note 1 thereto, as included in Form 8-K/A Amendment No. 1 dated August 14, 1996, of American Banknote Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" which is part of this Registration Statement.



/s/ KPMG
KPMG
Melbourne, Australia
January 8, 1998













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